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                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the references to our firm in this Amendment No. 1 to the registration statement on Form S-3 (Registration No. 333-113971) (the "Registration Statement") of Mission Resources Corporation (the "Company"), and to the incorporation by reference into the Registration Statement of our reserve report dated as of December 31, 2001 set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                                /s/ Ryder Scott Company, L.P.

                                                RYDER SCOTT COMPANY, L.P.

Houston, Texas
April 29, 2004